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                                                                      EXHIBIT 21


                       Listing of Subsidiary Corporations
                       ----------------------------------


Subsidiary Corporation                                 State of Incorporation
----------------------                                 ----------------------

Linens 'n Things Center, Inc.                          California

Bloomington MN., L.T., Inc.                            Minnesota

Linens 'n Things Investment Canada I Company           Nova Scotia, Canada

Linens 'n Things Investment Canada II Company          Nova Scotia, Canada

Rockford L.T., Inc.                                    Minnesota

Linens 'n Things Canada, Inc.                          Ontario, Canada

Linens 'n Things Canada Limited Partnership            Alberta, Canada

LNT, Inc.                                              New Jersey

LNT Leasing, LLC                                       Delaware

LNT Leasing II, LLC                                    Delaware